EXHIBIT A
MEMORANDUM OF REDEVELOPMENT AGREEMENT
Attached.

EXHIBIT A
MEMORANDUM OF REDEVELOPMENT AGREEMENT

This is a Memorandum of Redevelopment Agreement being made as of March, 2008 between SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY ("SERA"), a public body corporate and politic, organized and existing under the laws of the State of New Jersey, acting in the capacity of redevelopment entity pursuant to the Local Redevelopment and Housing Law, N.J.S.A. 40A:12A-1 et seq. (the "LRHL") having an address 161 Main Street, Sayreville, New Jersey 08872, and SAYREVILLE SEAPORT ASSOCIATES, L.P., a Delaware limited partnership ("SSA"), having offices at 2701 Renaissance Boulevard, 4th Floor, King of Prussia, PA 19406.

NOW, THEREFORE, for good and valuable consideration, it is agreed as of the date set forth above by and between SERA and SSA, as follows:

1.            Property. SERA is the fee simple owner of certain parcels of real property, commonly known as the NL Industries, Inc. site and designated as Parcel A [as described on Exhibit A attached to this Memorandum] ("Parcel A"), Parcel B [as described on Exhibit B attached to this Memorandum] ("Parcel B"), and C2, C1-7, C1-6, C1-5, C1-4, C1-3, C1-2, C1-1, C3-1 and C3-2 [as described on Exhibit C attached to this Memorandum) [and Parcels C2, C-7, CI-6, C1-5, C1-4, C1-3, C1-2, C1-1, C3-1 and C3- 2 are sometimes hereafter referred to as "Parcel C"] situated within the Sayreville Waterfront Redevelopment Area (the "SWRA"), consisting of approximately 425 +/acres of land located in the Borough of Sayreville ("Borough"), Middlesex County, New Jersey, as shown on Borough tax map (collectively, the "Property).

2.            Redevelopment Agreement. SERA and SSA have entered into a certain Redevelopment Agreement of even date herewith for the redevelopment of the Property (the "Redevelopment Agreement"), which Redevelopment Agreement sets forth all of the terms, covenants, conditions, representations and agreements of the parties.

3.            Proposed Redevelopment Project. The proposed redevelopment project for the Property is a mixed use development consisting of residential, retail and  commercial office uses, along with associated public amenities more particularly set forth in the Redevelopment Agreement.

4. Phasing of Redevelopment Project. Pursuant to the Redevelopment Agreement, the redevelopment of the Property is contemplated to be performed in phases as follows:

(a) After the initial closing scheduled for May 1, 2008, the redevelopment of the C Parcels is contemplated to be performed in phases and may consist of any combination of the uses set forth in Paragraph 3 above; and

(b) After the second closing scheduled for December 1, 2008, Parcel A will be preserved for open space and recreational purposes; and

(c) After third and final closing scheduled for October 15, 2010, the redevelopment of Parcel B is contemplated to be performed in phases and may consist of any combination of the uses set forth in Paragraph 3 above.

5.          Compliance with LRHL. The Redevelopment Agreement contains covenants which SSA is obligated to comply with, including, but not limited to, each of the covenants set forth in N.J.S.A. 40A:12A-9.

6.          Purpose. This Memorandum is executed for the purpose of giving notice of the existence of the Redevelopment Agreement and the terms thereof. Reference is made to the Redevelopment Agreement for the full description of the rights and duties of SERA and SSA, and this Memorandum shall in no way affect or modify any of the terms and conditions of the Redevelopment Agreement, all of which remain in full force and effect, or the interpretation of rights and duties of the SERA and SSA. A complete copy of the Redevelopment Agreement will be kept on file with the Secretary of the Sayreville Economic and Redevelopment Agency located at Borough Hall, 167 Main Street, Sayreville, New Jersey 08872.

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IN WITNESS WHEREOF, each party has caused this Memorandum to he duly executed on its respective behalf as of the day and year first above written.

WITNESS:

SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY

By:
Ranieri Travisano, Chairman

SAYREVILLE SEAPORT ASSOCIATES, L.P

By: Sayreville Seaport Associates Acquisition Company, LLC, its General Partner

By:
Richard Heany, President

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ACKNOWLEDGMENTS

STATE OF NEW JERSEY, COUNTY OF SS:

I CERTIFY that on March  , 2008, Richard Heany, President of Sayreville Seaport Associates, L.P., personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) Was the maker of the annexed instrument; and,
(b) Executed this instrument as his/her own act duly authorized by the represented entity.

STATE OF NEW JERSEY, COUNTY OF MIDDLESEX SS:

I CERTIFY that on March , 2008, Ranieri Travisano, Chairman of the
Sayreville Economic and Redevelopment Agency, personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a) Was the maker of the annexed instrument; and,
(b) Executed this instrument as his/her own act duly authorized by the represented entity.

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EXHIBIT A
[Attach Parcel A Legal Description]

Includes professional description of property performed by CME Associates for the periods October 2004 revised April 2008 for Parcel A.

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EXHIBIT B
[Attach Parcel B Legal Description]

Includes professional description of property performed by CME Associates for the periods October 2004 revised April 2008 for Parcel B.

EXHIBIT C
[Attach C Parcels Legal Description]

Includes professional description of property performed by CME Associates for the period December 2007 for Parcel C.

EXHIBIT B
MEMORANDUM OF PURCHASE AND SALE AGREEMENT
Attached.

EXHIBIT B
MEMORANDUM OF PURCHASE AND SALE AGREEMENT

This is a Memorandum of Purchase and Sale Agreement being made as of March 2008 between SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY ("Seller"), a public body corporate and politic, organized and existing under the laws of the State of New Jersey, acting in the capacity of redevelopment entity pursuant to the Local Redevelopment and Housing Law, N.J.S.A. 40A:12A-1 et seq. (the "LRHL") having an address 161 Main Street, Sayreville, New Jersey 08872, and SAYREVILLE SEAPORT ASSOCIATES, L.P., a Delaware limited partnership ("Purchaser"), having offices at 2701 Renaissance Boulevard, 4th Floor, King of Prussia, PA 19406.

I.           Property.Seller is the fee simple owner of certain parcels of real property, commonly known as the NL Industries, Inc. site and designated as Parcels A ("Parcel A"), Parcels B ("Parcel B"), and C2, C1-7, C1-6, C1-5, C1-4, CI-3, C1-2, C1-1, C3-1 and C3-2 (and Parcels C2, C-7, C1-6, C1-5, C1-4, C1-3, C1-2, CI-1, C3-1 and C3-2 are sometimes hereafter referred to as the "C Parcels") situated within the Sayreville Waterfront Redevelopment Area (the "SWRA"), consisting of approximately 425 +1- acres of land located in the Borough of Sayreville ("Borough"), Middlesex County, New Jersey, as shown on Borough tax map (collectively, the "Property).

2.            Agreement. Seller and Purchaser will enter into an Agreement of Sale ("Agreement") for the purchase the Property.

3.            Settlement.Pursuant to the Agreement, title to the Property is contemplated to close

("Settlement") based on the following schedule:

a. The "Initial Closing" shall occur on or before May 1, 2008 (the "Initial Closing Date"). At the Initial Closing, Purchase will purchase from Seller that portion of the Property commonly referred to by the parties as the C Parcels, which C Parcels are more particularly described on Exhibit A attached hereto, subject to conditions set forth in the Settlement Agreement and Release.

b. The "Second Closing" shall occur on or before December 1, 2008 (the "Second Closing Date"). At the Second Closing, Purchaser will purchase from Seller the development rights to that portion of the Property commonly referred to by the parties as Parcel A, which Parcel A is more particularly described on Exhibit B attached hereto and which, subject to the conditions set forth in the Settlement Agreement and Release, shall be transferred by Purchaser to Parcel C and/or Parcel B or shall otherwise be preserved so as to accrue to the benefit of Purchaser for use in the redevelopment of the C Parcels and Parcel B.

c. The "Third Closing" shall occur on or before October 15, 2010 (the "Third Closing Date"). At the Third Closing, Purchaser will purchase from Seller that portion of the Property commonly referred to by the parties as Parcel B, which Parcel B is more particularly described on Exhibit C attached hereto, subject to conditions set forth in the Settlement Agreement and Release.

4. Public Notice: Further Information - This Memorandum gives public notice of the impending purchase under the Agreement. This Memorandum inures to the benefit of and binds the respective successors and assigns of Seller and Purchaser. Parties seeking further information as to status or otherwise are directed to communicate with: Michael J. Baker, Esq., Hoagland, Longo, Moran, Dunst & Doukas, LLP, Attorneys for Seller, 40 Paterson Street, New Brunswick, New Jersey 08901.

IN WITNESS WHEREOF, each party has caused this Memorandum to be duly executed on its respective behalf as of the day and year first above written.

WITNESS: SELLER:

SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY

By:
Ranieri Travisano, Chairman

PURCHASER:

SAYREVILLE SEAPORT ASSOCIATES, L.P

By:
Richard Heany, President

ACKNOWLEDGMENTS

STATE OF NEW JERSEY, COUNTY OF SS:

I CERTIFY that on March _____, 2008, Richard Heany, President of Sayreville Seaport Associates, L.P., personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a) Was the maker of the annexed instrument; and,
(b) Executed this instrument as his/her own act duly authorized by the represented entity.

STATE OF NEW JERSEY, COUNTY OF MIDDLESEX SS:

I CERTIFY that on March _____, 2008, Ranieri Travisano, Chairman of the Sayreville
Economic and Redevelopment Agency, personally came before me and stated to my satisfaction that this person (or if more than one, each person):
(a) Was the maker of the annexed instrument; and,
(b) Executed this instrument as his/her own act duly authorized by the represented entity.

   EXHIBIT A
[Attach Parcel C Legal Description]

Includes professional description of property performed by CME Associates for the period December 2007 for Parcel C.

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EXHIBIT B
[Attach Parcel A Legal Description]

Includes professional description of property performed by CME Associates for the period October 18, 2004 revised April 2, 2008 for Parcel A.

EXHIBIT C
[Attach B Parcels Legal Description]

Includes professional description of property performed by CME Associates for the period October 2004 revised April 2008 for Parcel B.

EXHIBIT C-1, C-2
DESCRIPTION OF B AND C PARCELS EASEMENT
Attached.

Includes professional description of proposed 50-foot wide public access easement along with an aerial photograph of entire waterfront.

EXHIBIT C
C PARCELS LEGAL DESCRIPTION
Attached.

Includes professional description of property performed by CME Associates for the period December 2007 for Parcel C.

EXHIBIT D
PARCEL A LEGAL DESCRIPTION
Attached

Includes professional description of property performed by CME Associates for the period October 18, 2004 revised April 2, 2008 for Parcel A.

EXHIBIT E
DESCRIPTION OF PARCEL A DEVELOPMENT RIGHTS
Attached

EXHIBIT E
DESCRIPTION OF PARCEL A DEVELOPMENT RIGHTS

The Sayreville Waterfront Redevelopment Plan, adopted by ordinance of the Borough Sayreville on or about January 1999, as same may have been or may be amended from time to time, sets forth the permitted uses for the development of Parcel A. Those development rights may he transferred to Parcel B and/or Parcel C, or may be otherwise preserved so as to accrue to the benefit of the Redeveloper for use in the redevelopment of Parcel B and/or Parcel C, (a) provided that the Second Closing occurs, and (b) subject to any applicable conditions set forth in the Settlement Agreement and Release, and Purchase and Sale Agreement.

EXHIBIT F
PARCEL B LEGAL DESCRIPTION
Attached.

Includes professional description of property performed by CME Associates for the period October 2004 revised April 2008 for Parcel B.

NL INDUSTRIES, INC., Plaintiff, vs. SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY, Defendant.	SUPERIOR COURT OF NEW JERSEY LAW DIVISION MIDDLESEX COUNTY DOCKET NO. L-6018-02 Civil Action
SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY, Plaintiff, vs. NL INDUSTRIES, INC., et al., Defendants.	DOCKET NO. L-6130-02 (Consolidated Actions)

CONSENT ORDER FOR WITHDRAWAL OF DEPOSIT

THIS MATTER having been opened to the Court upon the joint application of the condemnees NL Industries, Inc. and NL Environmental Management Services, Inc. (collectively “NL”) by their attorneys, Archer & Greiner, P.C., and the condemnor Sayreville Economic and Redevelopment Agency (“SERA”) by its attorneys, Hoagland, Longo, Moran, Dunst & Doukas, LLP, for an Order directing payment of $33,550,000 (Thirty-Three Million Five Hundred Fifty Thousand Dollars), together with all interest accrued thereon, currently held on deposit with the Clerk of the Superior Court, to Archer & Greiner, P.C., to be held in trust for NL; and the aforesaid parties having executed an agreement for the settlement of the above-captioned actions that provides for the release of the above-described funds; and the Court having considered the joint request for entry of this Consent Order; and all other parties whose interests SERA originally alleged in its Verified Complaint to be taking having previously been voluntarily dismissed from these consolidated actions; and good cause having been shown;
IT IS, on this _________ day of _________________, 2008, AGREED AND ORDERED as follows:
1. Pursuant to N.J.S.A. 20:3-23, the Clerk of the Superior Court of New Jersey is hereby authorized and directed to pay the sum of $33,550,000.00, together with all interest accrued thereon, out of the money deposited by SERA with the Clerk of the Superior Court in connection with these consolidated actions to Archer & Greiner, P.C. to be held in trust for NL and distributed in accordance with the terms of the parties’ settlement agreement.
2. In the event that the parties’ settlement agreement is terminated prior to distribution of the funds paid to Archer & Greiner, P.C. pursuant to Paragraph 1 of this Consent Order, NL shall within fifteen (15) days of termination of the parties’ settlement agreement redeposit with the Clerk of the Superior Court of New Jersey the sum of $33,550,000.00, which SERA previously deposited into Court as estimated just compensation in connection with these consolidated actions pursuant to N.J.S.A. 20:3-18 and this Court’s Order for Payment Into Court and for Possession entered on March 23, 2005.
3. Counsel for NL shall serve a copy of this Consent Order upon counsel for SERA within _______ days of its entry.

, J.S.C.

Verified as to amount on deposit
with the Clerk of the Superior Court

The undersigned hereby consent
to the form and entry of this Order.

Christopher R. Gibson, Esquire
Archer & Greiner, P.C.
Attorneys for NL Industries, Inc. and NL Environmental Management Services, Inc.

Dated:

Michael J. Baker, Esquire Hoagland, Longo, Moran, Dunst & Doukas, LLP Attorneys for Sayreville Economic and Redevelopment Agency Dated:

3202946v1

NL INDUSTRIES, INC., Plaintiff, vs. SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY, Defendant.	SUPERIOR COURT OF NEW JERSEY LAW DIVISION MIDDLESEX COUNTY DOCKET NO. L-6018-02 Civil Action
SAYREVILLE ECONOMIC AND REDEVELOPMENT AGENCY, Plaintiff, vs. NL INDUSTRIES, INC., et al., Defendants.	DOCKET NO. L-6130-02 (Consolidated Actions)

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED by and between the undersigned that all claims asserted by or against Sayreville Economic and Redevelopment Agency, NL Industries, Inc., and NL Environmental Management Services, Inc. in the above-captioned consolidated actions are dismissed with prejudice.  Each side agrees to bear its own attorney fees and costs associated with this matter.
Christopher R. Gibson, Esquire Archer & Greiner, P.C. Attorneys for NL Industries, Inc. and NL Environmental Management Services, Inc. Dated:	Michael J. Baker, Esquire Hoagland, Longo, Moran, Dunst & Doukas, LLP Attorneys for Sayreville Economic and Redevelopment Agency Dated:

3020627v1

DISCHARGE OF EQUITABLE LIEN

An Equitable Lien arose by operation of law, and in accordance with the Eminent Domain Act of 1971 (“Eminent Domain Act”), N.J.S.A. 20:3-1, et seq., by virtue of the taking through eminent domain of certain real property in the Borough of Sayreville, Middlesex County, New Jersey designated on Exhibit A attached hereto (the “Property”).  The Property was owned by NL Industries, Inc. and/or NL Environmental Management Services, Inc. (collectively “NL”) until its taking through eminent domain by the Sayreville Economic and Redevelopment Agency pursuant to an action filed in July 2002 in the Superior Court of New Jersey, Law Division, Middlesex County under docket number L-6130-02.

The Equitable Lien arose and attached to the Property to secure payment to NL of just compensation owed to NL pursuant to the Eminent Domain Act, the Fifth Amendment of the United States Constitution, and Article I, Paragraph 20 of the New Jersey Constitution as a result of the taking of the Property.  Notices of Lis Pendens relating to the Equitable Lien were recorded by the Middlesex County Clerk on August 8, 2002 in Book # 31 at Page 47, on April 26, 2007 in Book #35 at Page 112, and on December 19, 2007 in Book #35 at Page 604.

The Equitable Lien with respect to the Property has been PAID IN FULL or otherwise SATISFIED and DISCHARGED.  It may now be discharged of record.  This means that the Equitable Lien with respect to the Property is now canceled and void.

The undersigned each sign and CERTIFY to this Discharge of Equitable Lien on __________________, 2009.

Witnessed or Attested by:	NL INDUSTRIES, INC.

__________________________	By: ____________________________(Seal)
Name: _________________________
Title: __________________________

NL ENVIRONMENTAL MANAGEMENT SERVICES, INC.

__________________________	By: ____________________________(Seal)
Name: _________________________
Title: __________________________

STATE OF TEXAS, COUNTY OF DALLAS :s.s.

I CERTIFY that on                       , 2009, before me the undersigned witnessing authority, personally appeared ___________________________, who is the ____________________ of NL INDUSTRIES, INC., who I am satisfied is the person who signed the within instrument, and he/she acknowledged that he/she signed, sealed and delivered the same as such officer aforesaid, and that the within instrument is the voluntary act and deed of such corporation.

________________________________
Print Name:_____________________
Title:__________________________
Commission Expires:_____________

STATE OF TEXAS, COUNTY OF DALLAS :s.s.

I CERTIFY that on                       , 2009, before me the undersigned witnessing authority, personally appeared ___________________________, who is the ____________________ of NL ENVIRONMENTAL MANAGEMENT SERVICES, INC., who I am satisfied is the person who signed the within instrument, and he/she acknowledged that he/she signed, sealed and delivered the same as such officer aforesaid, and that the within instrument is the voluntary act and deed of such corporation.

________________________________
Print Name:_____________________
Title:__________________________
Commission Expires:_____________

3562920v1

Exhibit A

EXHIBIT L
FORM OF RELEASE OF MORTGAGE
Attached.

RELEASE  OF  PART  OF  MORTGAGED  PROPERTY

This Release is made on 200

BY the Lender(s)

COUNTY OF MIDDLESEX

whose address is c/o County Counsel's Office, County of Middlesex, Administration Building, 75 Bayard Street, New Brunswick, NJ 08901 referred to as "I,"

To the Borrower(s)

SAYREVILLE ECONOMIC AND REDEVELOPMENT

whose address is 167 Main Street, Sayreville, NJ 08901 referred to as "You."

If more than one person signs this Release, the word "1" shall mean "We."

I. Release. I hold a mortgage on a property owned by you. I also hold the note and/or other agreement for the loan repayment obligations that is secured by the mortgage. I agree to change the mortgage by removing some of the property covered by the mortgage. This property is released or freed from the mortgage. The rest of the property (not released) remains subject to the mortgage. I have been paid $for making this Release.

2. Mortgage. The mortgage I hold is dated March 1, 2005 , and was made by and between COUNTY OF MIDDLESEX to

SAYREVILLE ECONOMIC AND REDEVELOPMENT

The mortgage was recorded on April I , 2005, in the office of the Middlesex County Clerk, in Book 10506 of Mortgages on Page 317-339. The original amount of the mortgage was $39,000,000.00.

3. Release of Property. The property which is released from and no longer subject to the mortgage is known as Parcel located at in the Borough of Sayreville in the County of Middlesex and State of New Jersey. The property includes: (a) the land; (b) all buildings that are located on the land; (c) all fixtures that are attached to the land or building(s) for example: furnaces, bathroom fixtures and kitchen cabinets; and (d) all other rights that I now have relating to the property. The legal description for Parcelis attached hereto as Schedule "A".

  4. Who is bound. This Release is binding upon me and all who succeed to my rights as holder of the mortgage.

5. Signatures. I agree to this Release. If this Release is made by a corporation its proper corporate officers sign and its corporate seal is affixed.

ATTEST: COUNTY OF MIDDLESEX

David B. Crabiel

STATE OF NEW JERSEY

SS

COUNTY OF MIDDLESEX

I certify that on , 2008, Margaret E. Pemberton, personally came before me and acknowledged under oath, to my satisfaction, that:

(a) She is the Clerk of the Middlesex County Board of Chosen Freeholders, the Grantee named in this document;

(b) She is the attesting witness to the signing of this document by the proper authorized representative, David B. Crabiel, the Director of the Middlesex County Board of Chosen Freeholders;

(c) This document was signed and delivered by the County as its voluntary act duly authorized by a proper resolution of the Board of Chosen Freeholders;

(d) She knows the proper seal of the County which was attached to this document; and

(e) She signed this proof to attest to the truth of these facts.

Margaret E. Pemberton, Clerk Middlesex County Board of Chosen Freeholders

Signed and sworn to before me on , 2008

Name:
Attorney at Law of the State of New Jersey
Notary Public of the State of New Jersey
Record and Return to:

EXHIBIT M
TIDAL WETLANDS MAP
Attached.

Includes three topographic surveys prepared by Jeromie Lange.

EXHIBIT N
SCHEDULE OF ENVIRONMENTAL PERMITS

1.	NJPDES Stormwater Discharge Permit (NJ0000931)

2.	NJPDES Groundwater Discharge Permit (ID# NJ0051764)

3.	Sanitary Landfill Air Permit (APC ID No. 18426; Activity ID Number PCP040001)

4.	Waterfront Development Permit 1219-98-0004.2 (for mitigation for wetland disturbance caused by the Dike Repair project)

5.	Waterfront Development Permit 1219-04-005.1WFD040001(IP Upland) (for Landfill Closure)

6.	Freshwater Wetlands Permit 1219-04-0005.1FWW040001(FWGP5), 1219-04-0005.1FWW040002(FWGP7) (for Landfill Closure)

7.	Waterfront Development Permit for NJPDES Outfall Repair - application pending

EXHIBIT O
FINANCIAL ASSURANCE AGREEMENT

 THIS FINANCIAL ASSURANCE AGREEMENT (the "Agreement"), made as of this 1,  day of , 2008, by and among the Sayreville Economic and Redevelopment

Agency, a municipal redevelopment agency ("SERA"), Sayreville Seaport Associates, L.P., a Delaware limited partnership with an office at 2701 Renaissance Boulevard, 4th Floor, King of Prussia, PA 19406, (hereinafter referred to as "SSA"), NL Industries, Inc., a New Jersey Corporation ("NL"), NL Environmental Management Services, Inc., a New Jersey Corporation ("NL EMS" and together with NL, the "NL Companies"), and Bank of America, N.A., a national banking association with an office at 4 Penn Center, Suite 1100, Philadelphia, PA 1903 (the "Bank"), as Agent for all of the financial institutions now or hereafter a party to that certain Loan Agreement (the "Loan Agreement") dated of even date herewith between SSA and the Bank.

WITNESSETH:

WHEREAS, SERA is the legal owner of certain tracts or parcels of land known as the fruitier NL Industries site, as further described on Exhibit A attached to this Agreement (collectively, the "Site");

WHEREAS, SERA has entered into a Ground Lease Agreement with SSA dated as of even date herewith (the "Ground Lease") for the Site;

WHEREAS, SERA, SSA, the NL Companies and the County of Middlesex, New Jersey (the "County") have entered into a Reinstated and Amended Settlement Agreement and Release dated as of June 26, 2008 and that certain Amendment to Reinstated and Amended Settlement Agreement and Release dated of even date herewith (as amended, the "Four Party Agreement"), pursuant to which, inter alia, SERA has agreed to enter into a Memorandum of Understanding ("MOU") with the New Jersey Department of Environmental Protection Agency ("NJDEP"), pursuant to which SERA shall be the party performing the investigation and remediation at the Site to satisfy the "Assumed Environmental Liabilities," as that term is defined in the Four Party Agreement;

WHEREAS, pursuant to the Four Party Agreement, SSA has agreed to assume all responsibility for the Assumed Environmental Liabilities, and to satisfy all of SERA's obligations pursuant to the MOU;

WHEREAS, the Bank has agreed to set aside funds, in accordance with the terms of this Agreement and in accordance with the budget for the Loan (as defined below), for use by SSA, SERA and/or the NL Companies as set forth in this Agreement: (a) to fund a portion of the investigation, oversight and remediation required to satisfy the Assumed Environmental Liabilities, including the costs associated with the remediation of contaminated wetlands at the Site (the "Rernediation") and/or (b) to serve as collateral for one or more Economic Infrastructure Trust loans from the New Jersey Environmental Infrastructure Trust to SERA ("EIT Loans"), the proceeds of such EIT Loans to be used to fund a portion of the Remediation (collectively, the "Eligible Uses").

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereby agree as follows:

I.The Bank acknowledges that the sum of Twenty Million Dollars ($20,000,000)

(the "Set Aside Fund") of the proceeds of the loan (the "Loan") being made by the Bank and other lenders to SSA pursuant to the terms of the Loan Agreement have been designated and reserved for the purpose of funding and serving as financial assurance for the Eligible Uses. Proceeds of the Set-Aside Fund will be made available to be advanced by the Bank in accordance with the terms and conditions of this Agreement. Subject to the terms and except as provided in Paragraph 4(d) of this Agreement, the Bank specifically agrees that at no time will the obligation to fund the proceeds of the Set Aside Fund be terminated, revoked, released, or withdrawn, in whole or in part, regardless of whether SSA is in default of any of its obligations under the Loan, unless and until the Bank first receives written approval from SSA, SERA and the NL Companies to do so.

2. This Agreement is not to be construed as a guarantee by the Bank that the Remediation will actually be performed, or that Twenty Million Dollars ($20,000,000) is sufficient to pay for any or all of the Eligible Uses, including, without limitation, the Remediation in its entirety. The Bank shall have no obligation nor duty of inquiry to confirm that any notices have been delivered to any party to this Agreement, other than the Bank, or as to the validity or authenticity of any such notice. Except as otherwise provided in Section 7 of this Agreement, Bank shall be entitled to rely on any and all such notices and shall be released from any and all claims by the parties hereto in connection with its reliance on any such notice given pursuant to this Agreement and shall be indemnified, held harmless and defended by the parties involved in any claims brought against the Bank for or in connection with Bank having relied upon or acted in accordance with any notice given to it pursuant to this Agreement.

3.            SSA's Use of the Set Aside Fund.

(a)The Set Aside Fund may only be used by SSA for the Eligible Uses.

Without any consent of the Bank, SERA and the NL Companies, but with prior written notice being given to all by SSA, SSA may use or designate all or any portion of the Set Aside Fund as collateral for FAT Loans actually awarded to SERA. Any amount of the Set Aside Fund used or designated as collateral for any EIT Loan shall reduce the amount and availability of the remaining funds allocated to the Set Aside Fund for other Eligible Uses ("Available Funds"). SSA may draw upon Available Funds in the Set Aside Fund for the purpose of paying for the Remediation solely in accordance with Paragraph 3(b) below. SSA may request that SERA and the NI, Companies agree to a reduction of the Set Aside Fund to an amount equal to the remaining estimated costs (as defined pursuant to the Four Party Agreement) in accordance with Paragraph 3(c) below.

(b)(i) In order to draw upon the Available Funds in the Set Aside Fund, to pay for Remediation, SSA and SERA shall jointly submit to the NL Companies a written request to authorize the disbursement of a specified amount of Available Funds, which request shall not be unreasonably withheld, conditioned or delayed. Upon the NL Companies' written approval of such written request, SSA shall then deliver to the Bank the joint written approval of SSA, SERA and the NL Companies to Bank's disbursement to, or for the account of SSA under the Loan Agreement of the specified amount of the Available Funds (a "Written Approval"). At the time SSA submits such Written Approval to the Bank, SSA shall simultaneously send to SERA and the NL Companies copies of such Written Approval and request for funds pursuant thereto. In no event and under no circumstance shall Bank have any obligation to monitor, verify, insure or otherwise see to it that any and all such amounts disbursed from the Set Aside Fund pursuant to a Written Approval are in fact used or utilized by SSA, or any other person or party, for, to or with respect to the Remediation.

(ii) Under the Four Party Agreement, SSA is required to first utilize any state grant funds, EIT Loans or other public grants which have been received by SERA to perform the Remediation before using any proceeds from the Set Aside Funds for such Remediation. The Four Party Agreement also provides that if the amount of state grant funds, EIT Loans and other public grants received by SERA and available to SSA is insufficient to perform any portion of the Remediation or if SERA has not yet received such public funds or if the costs and expenses to be paid are not reimbursable through such public funds, SSA may submit a Written Approval in accordance with the terms of this Agreement to draw upon the Available Funds in the Set Aside Fund to pay for such portion of the Remediation.

(c) If at any time SSA determines that the estimated cost of the remaining not investigatory and remedial activities to perform the Remediation (the "Remaining Remediation") are less than the funds remaining in the Set Aside Fund which have not been used or allocated as collateral for FIT Loans, SSA may submit a written request to the Bank for a release of funds allocated to the Set Aside Fund so that the remaining funds allocated as the Set Aside Funds pursuant to this Agreement will equal the sum of (X) the Remaining Remediation (the "Reduction Request") and (Y) such amounts as have been used or allocated as collateral for EIT Loans. The Reduction Request shall be accompanied with a certification and supporting documentation from SSA's environmental consultant, along with written approval from SERA and the NL Companies (or an affidavit from SSA that such approval has been deemed approved pursuant to the Four Party Agreement). In the event an affidavit is delivered to the Bank under the immediately preceding sentence, the Bank shall be irrevocably permitted to act and rely on such affidavit and SERA and the NL Companies release the Bank from any and all claims in connection with such affidavit and the applicable party or parties disputing the Bank's action shall indemnify, defend and hold harmless the Bank from any and all claims arising in connection with such affidavit.

(d) Upon the receipt from SSA of either a Written Approval or a Reduction

Request along with the written approval from SER.A and the NL Companies (or an affidavit from SSA that such approval has been deemed approved pursuant to the Four Party Agreement), the Bank shall promptly disburse to SSA the amount requested in the Written Approval, or subject to the terms of the Loan Agreement regarding disbursements, the Reduction Request, along with a written statement to SSA, with a copy to SERA and the NL Companies, setting forth both the amount released and the unrestricted amount available for disbursement of the Set Aside Fund following such release.

4.SERA's and the NL Companies' Use of Set. Aside Fund.

(a) If SSA is in default of its obligations under the Four Party Agreement, after any and all notices and expiration of applicable cure periods as provided for in the Four Party Agreement, and SERA has delivered written notice to SSA and the NL Companies exercising its rights under the Four Party Agreement to remove SSA as the party performing remediation in connection with the Assumed Environmental Liabilities (an "SSA Removal Notice"), SERA may deliver the SSA Removal Notice to the Bank. In the event an SSA Removal Notice is sent to SSA, no Written Approvals, request for use of the Set Aside Fund as collateral for an EIT Loan or a Reduction Request shall be submitted to the Bank by SERA until the expiration of the Objection Period (as defined in Paragraph 4(c) below) without the Bank having actually received a Removal Objection prior to such expiration. If the Bank has not received a Removal Objection (as defined in Paragraph 4(c) below) prior to the expiration of the Objection Period, SERA shall be authorized to draw upon the Set Aside Fund, for the benefit of SSA, provided that SERA submits Written Approval or Reduction Requests to the Bank in accordance with the requirements of Paragraph 3(b) or 3(c) above as if SERA were SSA for purposes of these sections of the Agreement; provided, however, only the NL Companies' approval of the same shall be required. Any Reduction Request pursuant to this Paragraph 4(a) shall not result in a disbursement of funds to SERA, but only a reduction in the amount of Available Funds.

(b) In the event pursuant to the Four Party Agreement, SSA is removed by SERA as the party performing the remediation in connection with the Assumed Environmental Liabilities and, in connection therewith or subsequent thereto, NJDEP removes SERA as the party performing the remediation at the Site due to a default by SERA under the MOU, and NJDEP designates the NL Companies as the lead remediator at the Site (the "SERA Removal Events"), the NL Companies shall be entitled to draw Available Funds in the Set Aside Agreement pursuant to Section 4(b) provided that NL Companies first sends written notice to the Bank, with a copy to SSA and SERA, certifying to Bank that the SERA Removal Events have occurred ("SERA Removal Notice") and provided the Bank does not receive a Removal Objection pursuant to Paragraph 4(c) below, the NL Companies shall be authorized to draw upon the Available Funds in the Set Aside Fund for Remediation, on behalf of SSA, pursuant hereto, provided that the NL Companies submits Written Approvals or Reduction Requests to the Bank in accordance with the requirements of Paragraph 3(b) or 3(c) above as if the NL Companies were SSA for purposes of these sections of the Agreement; provided, however, no approval by SSA or SERA shall be required. Any Reduction Request pursuant to this Paragraph 4(b) shall not result in a disbursement of funds to the NL Companies, but only a reduction in the amount of Available Funds.

(c) Removal Objection.

(i)If SSA or the NL Companies objects to a SSA Removal Notice, or if SERA objects to a SERA Removal Notice, the objecting party shall provide the Bank, with simultaneous copies to the other parties, with a written notice of objection to the SSA Removal Notice or SERA Removal Notice, specifying the reasons for such objection (a "Removal Objection"), within five (5) days of the Bank's receipt of the SSA Removal Notice or SERA Removal Notice (the "Objection Period"). As among SSA, SERA and the NL Companies, the only valid basis for SSA or the NL Companies to make a Removal Objection objecting to the SSA Removal Notice shall be that SSA was not, in fact, removed by SERA as the party performing the remediation in connection with the Assumed Environmental Liabilities pursuant to the Four Party Agreement. As among SSA, SERA and the NL Companies, the only valid bases for SERA to make a Removal Objection objecting to the SERA Removal Notice shall be the following: (1) SERA was not, in fact, removed by NJDEP as the party performing the remediation of the Site pursuant to the MOU and/or (2) the NL Companies were not designated by NJDEP as the lead remediator of the Site. Upon the Bank's receipt of a Removal Objection, the Bank shall not disburse to SERA or the NL Companies, as the case may be, the amount requested in the Written Approval or Reduction Request (or such other amount as directed by the parties subject to the dispute) until directed to do so by either (a) a joint written letter signed by SSA, SERA and the NL Companies with respect to a SSA Removal Notice or by SERA and the NL Companies with respect to a SERA Removal Notice or (b) as directed by an arbitrator pursuant to an arbitration conducted in accordance with the requirements of Paragraph 4(c)(ii) below.

(ii) If any party sends a Removal Objection prior to the expiration of the Objection Period, then within three (3) days of such Removal Objection, the parties subject to the dispute (which shall not include the Bank) shall meet (either in person or via teleconference) in a good faith effort to resolve any dispute among such parties relating to the SSA Removal Notice or SERA Removal Notice, as the case may be. In the event such parties are able to resolve such dispute at the meeting, such parties that are the subject of the dispute shall, within two (2) business days of the meeting, send a joint written letter to the Bank; instructing the Bank on an ongoing basis which party shall be authorized to submit to the Bank a Reduction Request or a Written Approval. If the parties that are the subject of such dispute cannot resolve any dispute at the meeting, the parties that are the subject of such dispute agree to participate in a binding arbitration before a neutral arbitrator to settle the dispute in accordance with the arbitration provisions contained in Paragraph 4(c)(iii) below.

(iii) Arbitration. In the event arbitration is triggered pursuant to Paragraph 4(c)(ii) above, the parties (other than the Bank) agree as follows: the disputed issue shall be submitted by the parties that are the subject of the dispute within ten (10) days of completion of the meeting described in Paragraph 4(c)(ii) above to the American Arbitration Association in New Jersey, and shall be determined in accordance with the rules of said Association. The decision of the arbitrator shall be binding upon the parties and no appeal shall be taken by either to any Court, and the decision of the arbitrator shall be enforceable in any Court of law or equity. Each party shall pay its own attorneys' fees and costs in connection with the arbitration and the each party to the dispute shall pay a proportionate share of the cost of the arbitration.

(d)Notwithstanding anything to the contrary in this Agreement, upon a default by SSA under of any of its obligations under the Loan beyond any applicable notice and cure period or at Maturity of the Loan, whether by scheduled maturity or acceleration due to default or otherwise, the Bank may elect in its sole discretion to fund, on behalf of SSA, and deposit the then remaining funds in the Set Aside Fund (as the same may have been reduced) into a remediation trust fund having a trustee mutually agreed to by SERA and the NL Companies. In the event SERA and the NL Companies have not agreed upon a trustee within three (3) business days of written notice from the Bank, the Bank may deposit the then remaining funds in the Set Aside Fund into a remediation trust fund having a trustee selected by the Bank. Upon the Bank's deposit of such remaining funds into a remediation trust fund selected by the Bank, the Bank shall have no further obligations or liabilities under this Agreement and this Agreement shall automatically become null and void and of no further force or effect as to any obligation of the Bank.

5.The parties hereto covenant and agree that, during such time that any portion of the Set Aside Fund has been pledged as collateral for an EIT Loan, no party shall submit a

Written Approval or Reduction Request to the Bank for such funds that have been so pledged as collateral.

6. In the event that: (i) SSA has been removed by SERA as the party perfouning the remediation in connection with the Assumed Environmental Liabilities; (ii) NJDEP has removed SERA as the party performing the remediation at the Site due to a default by SERA under the MOU and (iii) NJDEP does not designate the NL Companies as the lead remediator at the Site, the Bank shall deposit the then remaining funds in the Set Aside Fund into a remediation trust fund selected by the Bank, and, following such deposit, the Bank shall have no further obligations or liabilities under this Agreement and this Agreement shall automatically become null and void and of no further force or effect as to any obligation of the Bank. The NJDEP may use such deposited funds to perform the Remediation.

7. It is further understood and agreed that the Bank shall, at no time and in no manner, bear any responsibility by reason of this Agreement other than to allocate from the Loan the Set Aside Fund pursuant hereto for the benefit and use of SSA or such other party as authorized pursuant to this Agreement, subject to paying or releasing there from such sum, or sums, as from time to time may hereinafter be authorized pursuant to the terms of this Agreement. Bank shall have no liability and the parties hereto release Bank from any and all claims, causes of action and liabilities in connection with Bank acting upon any purported Written Approval, Reduction Request, SSA Removal Notice, SERA. Removal Notice, a Removal Objection or any other notice or writing as provided for or pursuant to this Agreement or any action taken hereunder by Bank except for Bank's own gross negligence or willful misconduct.

8. The laws of the State of New Jersey shall govern this Agreement. All parties to this Agreement agree to submit to the jurisdiction of the State of New Jersey for all matters pertaining to this Agreement.

9.This Agreement extends to and binds the successors, heirs, administrators and assigns of the parties hereto.

10. By executing this Agreement, the individuals signing this Agreement represent and warrant that they have the authority to execute this Agreement on behalf of the person for whom they are signing and to bind that person to the terms of this Agreement.

11. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Agreement may he signed by facsimile and a facsimile signature shall constitute an original signature. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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SIGNATURE PAGE FOLLOWS

EXHIBIT P

Exhibit P is the form of environmental insurance policy required under the agreement to be issued by AIG for PLL Select premium insurance for the Sayreville site. The insured entity is Sayreville Seaport Associates, L.P.

The "Additional Insureds" are: Bank of America, N.A; Citizens Bank of PA; and US Bank, N.A.

The "Named Insureds" are: Sayreville Economic and Redevelopment Authority; Middlesex County; Sayreville Seaport Associates Acquisition Company, LLC; J. Brian O'Neill; Prudential Insurance Company of America; NL Industries, Inc.; and O'Neill Properties Group.

EXHIBIT Q
FINANCIAL ASSURANCE AGREEMENT

MEMORANDUM OF LEASE

PREPARED BY AND :
Sean E. Mitchell, Esquire
Macartney, Mitchell & Campbell, LLC 2701 Renaissance Blvd., 4th Floor King of Prussia, PA 19406

MEMORANDUM OF GROUND LEASE AGREEMENT

This MEMORANDUM OF GROUND LEASE AGREEMENT (“Memorandum”) is dated as of, 2008 by and between SAYREVILLE ECONOMIC AND

REDEVELOPMENT AGENCY, a public body corporate and politic organized and existing under the Local Redevelopment and Housing Law, N.J.S.A. 40A:12A-1 et seq. (“Lessor”), and SAYREVILLE SEAPORT ASSOCIATES, L.P. (“SSA”), a Delaware limited partnership.

BACKGROUND

Lessor and Lessee have entered into a certain Ground Lease Agreement dated as of, 2008 (the “Ground Lease”) with respect to certain real property located in

Borough of Sayreville, County of Middlesex, State of New Jersey, together with all easements, rights-ofway and other rights, privileges and appurtenances thereto (the “Leased Premises”). Lessor and Lessee are entering into this Memorandum to state of record certain terms of the Ground Lease.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth in the Ground Lease, incorporating by this reference in this Memorandum the foregoing Background in its entirety, and intending to be legally bound hereby, Lessor and Lessee agree as follows:

The name and address of Lessor is:Sayreville Economic and Redevelopment Agency
167 Main Street, Sayreville, NJ 08872

The name and address of Lessee is:Sayreville Seaport Associates, L.P.
                2701 Renaissance Blvd., 4th Floor, King of Prussia, PA 19406

The date of the Ground Lease is as of , 2008.

The demised premises under the Ground Lease consists of the Leased Premises and is described on Exhibit A attached hereto.

The “Commencement Date” of the Ground Lease is , 2008. The term of the Ground Lease begins on the Commencement Date and shall expire on ,
20____.

The Ground Rent is One Dollar ($1.00) for the entire Term of the Lease.

This Memorandum is executed for the purpose of recordation in Middlesex County Recorder of Deeds in order to give notice of certain terms of the Ground Lease, and is not intended, and shall not be construed, to define, limit or modify the Ground Lease. The terms, provisions and conditions of the Ground Lease are incorporated by this reference in this Memorandum as if fully set forth in this Memorandum.

IN WITNESS WHEREOF, the undersigned have each caused this Memorandum of Ground Lease to be duly executed and delivered under seal as of , 2008.

LESSOR:

WITNESS/ATTEST:SAYREVILLE SEAPORT ASSOCIATES, L.P.

By:Sayreville Seaport Associates
Acquisition Company, LLC, its General Partner

By:
Richard Heany, President

LESSEE:

WITNESS/ATTEST: SAYREVILLE ECONOMIC

AND REDEVELOPMENT AGENCY

By:
Name: Title:

COMMONWEALTH OF PENNSYLVANIA                                                                           :

:ss.

COUNTY OF :

On this ____ day of , 2008, before me, a Notary Public in
and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared, who acknowledged him/herself to be the of SAYREVILLE SEAPORT ASSOCIATES ACQUISITION COMPANY, LLC, the general partner of Sayreville Seaport Associates, L.P., and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such corporation by him/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

STATE OF NEW JERSEY :

:ss.

COUNTY OF :

On this ____ day of , 2008, before me, a Notary Public in and for the Commonwealth of Pennsylvania, the undersigned officer, personally appeared, who acknowledged him/herself to be the of SAYREVILLE ECONOMIC AND REDEVELOPMENT AUTHORITY, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such corporation by him/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.
                                     _______________________________Notary Public

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EXHIBIT A
LEGAL DESCRIPTION OF THE LEASED PREMISES

Includes the meets and bounds legal description of real estate leased under the memorandum of lease.

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